Exhibit 23.2



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of Pacific Animated Imaging Corporation on Form S-8 of our report dated March 10, 1995, on our audit of the financial statements of U.S. Technologies, Inc. for the year ended December 31, 1994, which report is included in the current report on Form 8-K, dated August 2, 1996, as amended November 14, 1996, of Pacific Animated Imaging Corporation.



                                              /s/ LANESE & ASSOCIATES, INC.

March 20, 1997
Riverview, FL